EXHIBIT 3.2


                                APA OPTICS, INC.

                                     BYLAWS
              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 17, 1999)

                                TABLE OF CONTENTS

ARTICLE I: OFFICES
  Section 1.01.  Registered Office.............................................1
  Section 1.02.  Other Offices.................................................1

ARTICLE II: MEETINGS OF SHAREHOLDERS
  Section 2.01.  Place of Meetings.............................................1
  Section 2.02.  Time of Meetings..............................................1
  Section 2.03.  Regular Meetings..............................................1
  Section 2.04.  Special Meetings..............................................1
  Section 2.05.  Notice of Meetings............................................2
  Section 2.06.  Waiver of Notice..............................................2
  Section 2.07.  Purpose of Special Meetings...................................2
  Section 2.08.  Quorum; Adjournment...........................................2
  Section 2.09.  Vote Required.................................................3
  Section 2.10.  Voting Rights.................................................3
  Section 2.11.  Proxies.......................................................3
  Section 2.12.  Action in Writing.............................................3
  Section 2.13.  Closing of Books; Record Date.................................3
  Section 2.14.  Advance Notice Requirements...................................4

ARTICLE III: DIRECTORS
  Section 3.01.  General Powers................................................5
  Section 3.02.  Number; Qualifications........................................6
  Section 3.03.  Vacancies.....................................................6
  Section 3.04.  Meetings......................................................6
  Section 3.05.  Committees....................................................8
  Section 3.06.  Telephone Conference Meetings.................................8
  Section 3.07.  Compensation..................................................8
  Section 3.08.  Limitation of Directors' Liabilities..........................9
  Section 3.09.  Resignation and Removal.......................................9

ARTICLE IV: OFFICERS
  Section 4.01.  Selection and Qualification...................................9
  Section 4.02.  Salaries......................................................9
  Section 4.03.  Term of Office................................................9
  Section 4.04.  Chairman of the Board of Directors...........................10
  Section 4.05.  Chief Executive Officer......................................10
  Section 4.06.  Vice President...............................................10
  Section 4.07.  Secretary....................................................10
  Section 4.08.  Chief Financial Officer......................................10


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ARTICLE V: CERTIFICATES FOR STOCK
  Section 5.01.  Issuance of Shares and Fractional Shares.....................11
  Section 5.02.  Form of Certificate..........................................11
  Section 5.03.  Facsimile....................................................11
  Section 5.04.  Lost, Stolen, or Destroyed Certificates......................12
  Section 5.05.  Transfer of Stock............................................12
  Section 5.06.  Closing of Transfer Books; Record Date.......................12
  Section 5.07.  Registered Shareholders......................................13
  Section 5.08.  Stock Options and Agreements.................................13

ARTICLE VI: DIVIDENDS
  Section 6.01.  Source.......................................................13
  Section 6.02.  Closing of Books; Record Date................................13
  Section 6.03.  Reserves.....................................................13
  Section 6.04.  Determining Fair Market Value................................13

ARTICLE VII: CHECKS
  Section 7.01.  Checks.......................................................14

ARTICLE VIII: CORPORATE SEAL
  Section 8.01.  Corporate Seal...............................................14

ARTICLE IX: FISCAL YEAR
  Section 9.01.  Fiscal Year..................................................14

ARTICLE X: AMENDMENTS
  Section 10.01.  Amendments..................................................14

ARTICLE XI: BOOKS AND RECORDS
  Section 11.01.  Books and Records...........................................14
  Section 11.02.  Documents Kept at Principal Executive or Registered
                  Office......................................................14
  Section 11.03.  Financial Statements........................................15
  Section 11.04.  Computerized Records........................................15

ARTICLE XII: INSPECTION OF BOOKS
  Section 12.01.  Examination and Copying by Shareholders.....................16
  Section 12.02.  Information to Shareholders.................................16

ARTICLE XIII: LOANS AND ADVANCES
  Section 13.01.  Loans, Guarantees, and Suretyship...........................16
  Section 13.02.  Advances to Officers, Directors, and Employees..............16

ARTICLE XIV: INDEMNIFICATION
  Section 14.01.  Indemnification.............................................17

ARTICLE XV: DEFINITIONS AND USAGE
  Section 15.01.  Singular, Plural; Masculine, Feminine, and Neuter...........17


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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                APA OPTICS, INC.

                               ARTICLE I: OFFICES

            Section 1.01. Registered Office. The registered office of the Company in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Minnesota changing the registered office.

            Section 1.02. Other Offices. The Company may also have offices and places of business at such other places both within and without the State of Minnesota as the Board of Directors may from time to time determine or the business of the Company may require.

                      ARTICLE II: MEETINGS OF SHAREHOLDERS

            Section 2.01. Place of Meetings. All meetings of the shareholders of the Company shall be held at its registered office or at such other place within or without the State of Minnesota as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the registered office of the Company in the State of Minnesota.

            Section 2.02. Time of Meetings. The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, every meeting of the shareholders shall be held at ten o'clock A.M.

            Section 2.03. Regular Meetings.

            Section 2.03-a. Annual Meetings. Each annual meeting shall be held on a date to be selected by the Board of Directors, subject to the power of the Board of Directors to change the date, or if that day shall fall upon a legal holiday, on the next succeeding business day; except that the Board of Directors may, in its discretion and solely for convenience, determine in any year an annual meeting date falling not earlier than ten (10) days before or later than four (4) days after such designated annual meeting date, or may, for reasonable cause, postpone such annual meeting date to a subsequent date within the same calendar year as designated by the Board of Directors.

            Section 2.03-b. Election of Directors. At the annual meeting the shareholders, voting as provided in the Articles of Incorporation or in these Bylaws, may designate any change in the number of Directors to constitute the Board of Directors, shall elect a Board of Directors, and shall transact such other business as may properly come before the meeting.

            Section 2.04. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chief Executive Officer, Chief Financial


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Officer, any two Directors, or by a shareholder or shareholders holding ten percent (10%) or more of the shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than twenty-five percent (25%) of all shares of the Company entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Company specifying the purposes of such meeting.

            Section 2.05. Notice of Meetings. Notice of meetings shall be in writing and signed by the Chief Executive Officer or any Vice President or the Secretary or any Assistant Secretary, or by such other person or persons as the Board shall designate. Such notice shall state the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting pursuant to Section 2.13 hereof not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each shareholder at his address as it appears upon the records of the Company, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

            Section 2.06. Waiver of Notice. Notice of any meeting of the shareholders may be waived before, at, or after such meeting in a writing signed by the shareholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting.

            Section 2.07. Purpose of Special Meetings. Business transacted at any special meeting of the shareholders shall be limited to the matters stated in the notice, or other matters necessarily incidental thereto.

            Section 2.08. Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the shareholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present in person or by proxy to leave less than a quorum.


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            Section 2.09. Vote Required. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Articles of Incorporation or of these Bylaws requires a different vote, in which case such express provision shall govern the vote required.

            Section 2.10. Voting Rights. Except as may be otherwise required by statute or the Articles of Incorporation or these Bylaws, every shareholder of record of the Company shall be entitled at each meeting of the shareholders to one vote for each share of stock standing in his name on the books of the Company.

            Section 2.11. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with the Secretary at or before the meeting. An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the Company receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies. In the event that any instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall not be voted on such issue. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed three (3) years from the date of its execution. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

            Section 2.12. Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of the shares of outstanding stock that would be entitled to vote thereon at a meeting of the shareholders.

            Section 2.13. Closing of Books; Record Date. The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of the shareholders of the Company, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such meeting.


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            Section 2.14. Advance Notice Requirements.

            Section 2.14-a. Notice of Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.14-a shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.14-a. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to the Secretary of the Company, or mailed and received at the principal executive office of the Company, not less than 90 days prior to the first anniversary date of the prior year's annual meeting. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered, or so mailed and received, not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Company is called in accordance with Section 2.04 of these Bylaws for the purpose of electing one or more Directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the Company, or mailed and received at the principal executive office of the Company, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) such person's name and
(ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (y) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder's notice of nomination which pertains to a nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 2.14-a. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this
Section 2.14-a and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

            Section 2.14-b. Advance Notice of Business to be Conducted. At any regular or special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who complies with the notice procedures set forth in this Section 2.14-b. For business


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to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Company, or mailed and received at the principal executive office of the Company, not less than 90 days prior to the first anniversary date of the prior year's annual meeting. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered, or so mailed and received, not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Company is called in accordance with
Section 2.04 for any purpose other than electing Directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of any such business to be timely it must be delivered to the Secretary of the Company, or mailed and received at the principal executive office of the Company, not less than 90 days before such special meeting or such regular meeting, or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (y) the class and number of shares of the Company which are beneficially owned by the shareholder and (z) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 2.14-b and, as an additional limitation, the business transacted at any special meeting shall be limited to the purposes stated in the notice of the special meeting. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.14-b and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            Section 2.14-c. Public Announcement. For purposes of this Section 2.14, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 2.05 of these Bylaws.

                             ARTICLE III: DIRECTORS

            Section 3.01. General Powers. The business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.


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            Section 3.02. Number; Qualifications. Until the first meeting of the shareholders, the number of Directors which shall constitute the whole Board shall be the number named in the Articles of Incorporation or otherwise appointed by the Incorporator of the Company prior to the issuance of shares of the Company. Thereafter, the number of Directors that shall constitute the whole Board shall be at least one (1). In the absence of a resolution of the shareholders or the Directors, the number of Directors shall be the number last fixed by the shareholders or the Directors; provided, however, that the Board of Directors may not decrease the number of Directors. Directors need not be shareholders. Each of the Directors shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

            Section 3.03. Vacancies. In the event that any member of the Board of Directors shall resign, die, be removed from office, become disqualified, or refuse to act during his term of office, or any vacancy or vacancies in the Board of Directors shall occur for any other reason, such vacancy or vacancies shall be filled by a majority vote of the remaining members of the Board of Directors, although less than a quorum, the provisions of Section 3.04-e hereof notwithstanding. However, in the event that there are no duly elected and qualified Directors remaining in office, then the shareholders shall elect by majority vote a new Director or new Directors to fill such vacancy or vacancies. The voting by the shareholders to fill such vacancy or vacancies shall be conducted as provided in the Articles of Incorporation and these Bylaws. When one or more Directors shall give notice of his or their resignation to the Board, effective at a future date, the Board shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each Director elected to hold office as provided in this
Section 3.03 shall hold office until the next succeeding annual meeting of the shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

            Section 3.04. Meetings.

            Section 3.04-a. Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Minnesota.

            Section 3.04-b. Regular Meetings. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the registered office of the Company, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the Company and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Minnesota as shall from time to time be determined by resolution of the Board of Directors.

            Section 3.04-c. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or Secretary or by one or more Directors and shall be held at such time and place as shall be designated in the notice of such meeting.


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            Section 3.04-d. Notice. Notice of a special meeting shall be given to each Director at least 24 hours before the time of the meeting, or at the earliest time possible thereafter, but prior to such meeting, if it is impractical to give such notice 24 hours in advance. Notice may be given by any means calculated to apprise the Directors of the special meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Whenever any provision of law, the Articles of Incorporation, or the Bylaws require notice to be given, any Director may, in writing, either before or after the meeting, waive notice thereof. Without notice, any Director, by his attendance at and participation in the action taken at any meeting, shall be deemed to have waived notice thereof.

            Section 3.04-e. Quorum; Voting Requirements; Adjournment. A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or these Bylaws.

            If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the Directors may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

            Section 3.04-f. Organization of Meetings. At all meetings of the Board of Directors the Chairman of the Board, if appointed, or in his absence, the Chief Executive Officer, or in his absence, any Director appointed by the Chief Executive Officer, shall preside, and the Secretary, or in his absence, any person appointed by the Chief Executive Officer, shall act as Secretary.

            Section 3.04-g. Action in Writing. Except as may be otherwise required by statute or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of Directors that would be necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Directors who have not consented in writing.

            Section 3.04-h. Absent Directors. A Director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. Such advance written consent or opposition shall be ineffective unless the writing is delivered to the Chief Executive Officer or Secretary of the Company prior to the meeting at which such proposal is to be considered. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the


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meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

            Section 3.05. Committees.

            Section 3.05-a. Committees. The Board of Directors may, by resolution approved by the affirmative vote of the majority of its members, establish one or more committees, including an executive committee, which shall have the authority of the Board of Directors in the management of the business and affairs of the Company to the extent provided in the resolution, as amended from time to time. Any such committee shall consist of one or more natural persons, who need not be Directors, appointed by the affirmative vote of the majority of the Directors present.

            Section 3.05-b. Limitations on Authority. No committees of the Company shall have authority as to any of the following matters:

            (a) The submission to shareholders of any action as to which shareholders' authorization is required by law;

            (b) The filling of vacancies in the Board of Directors or on any committee;

            (c) The fixing of compensation of any Director for serving on the Board or on any committee;

            (d) The amendment or repeal of these Bylaws or the adoption of new Bylaws;

            (e) The amendment or repeal of any resolution of the Board, which by its terms shall not be so amendable or repealable.

            Section 3.05-c. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

            Section 3.06. Telephone Conference Meetings. Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.06 shall be deemed present in person at such meeting.

            Section 3.07. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors who are not also salaried officers may be paid a fixed sum for attendance at each meeting of the Board of Directors. Nothing herein contained shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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            Section 3.08. Limitation of Directors' Liabilities. A Director shall not be liable to the Company or its shareholders for dividends illegally declared, distributions illegally made to shareholders, or any other actions taken in good faith reliance upon financial statements of the Company represented to him to be correct by the Chief Executive Officer of the Company or the officer having charge of its books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Company; nor shall he be liable if in good faith in determining the amount available for dividends or distribution the Board values the assets in a manner allowable under the applicable law.

            Section 3.09. Resignation and Removal. Any Director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect on the date of the Secretary's receipt of such notice or at such later date as specified therein. Except as otherwise provided by law, the entire Board of Directors or any individual Director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares entitled to vote at an election of the Directors.

                              ARTICLE IV: OFFICERS

            Section 4.01. Selection and Qualification.

            Section 4.01-a. Required Officers. The Company shall have one or more natural persons exercising the functions of the offices, however designated, of Chief Executive Officer and Chief Financial Officer.

            Section 4.01-b. Additional Officers. In addition to appointing a Chief Executive Officer and a Chief Financial Officer, the Board of Directors may appoint, in a resolution approved by the affirmative vote of the majority of the Directors present, any other officers, assistant officers or agents the Board of Directors deems necessary or appropriate for the operation and management of the Company, each of whom shall have the powers, rights, duties, responsibilities and terms in office determined by the Board of Directors from time to time.

            Section 4.01-c. Election. At its first regular meeting after the annual meeting of the shareholders each year, the Board of Directors shall appoint a Chief Executive Officer and a Chief Financial Officer and such other officers as the Board of Directors deems necessary.

            Section 4.02. Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors.

            Section 4.03. Term of Office. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Company. Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors. However, in the event that there should be no duly elected and qualified Directors remaining in office, then the shareholders shall elect a new Director or new Directors to fill such vacancy or vacancies.

            Section 4.04. Chairman of the Board of Directors. If the Board shall appoint a Chairman of the Board of Directors, such Chairman shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as he may be directed to perform by the Board of Directors.

            Section 4.05. Chief Executive Officer. The Chief Executive Officer shall have general supervision over the affairs of the Company and over the other officers. Unless the Board has appointed a Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. The Chief Executive Officer shall, subject to approval of or review by the Board of Directors, appoint and discharge employees and agents of the Company and fix their compensation and make and sign contracts and agreements in the name and on behalf of the Company. The Chief Executive Officer shall put into operation such business policies of the Company as shall be decided upon by the Board. The Chief Executive Officer shall perform such other duties as may be prescribed by the Board of Directors or the Minnesota Business Corporation Act.

            Section 4.06. Vice President. Unless otherwise determined by the Board of Directors, the Vice Presidents shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. They shall also generally assist the Chief Executive Officer and exercise such other powers and perform such other duties as are delegated to them by the Chief Executive Officer as the Board of Directors shall prescribe.

            Section 4.07. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be.

            Section 4.08. Chief Financial Officer. The Chief Financial Officer shall have the following duties in addition to any duties that might be imposed by the Board of Directors or by the Minnesota Business Corporation Act.

            Section 4.08-a. Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

            Section 4.08-b. Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of

Directors at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company.

            Section 4.08-c. Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Company.

                        ARTICLE V: CERTIFICATES FOR STOCK

            Section 5.01. Issuance of Shares and Fractional Shares. The Board of Directors is authorized to issue shares and fractional shares of stock of the Company up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received under a written agreement by the Company, or services rendered or to be rendered under a written agreement to the Company, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Company in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

            Section 5.02. Form of Certificate. Every shareholder shall be entitled to have a certificate, signed by the Chief Executive Officer, a Vice President, the Chief Financial Officer or a Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, certifying the number of shares of capital stock owned by him in the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, together with a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series, shall be set forth in full on the face or back of the certificate which the Company shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the Company upon request by any shareholder. Certificates representing the shares of the capital stock of the Company shall be in such form not inconsistent with law or the Articles of Incorporation or these Bylaws as shall be determined by the Board of Directors.

            Section 5.03. Facsimile. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Company may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Company.

            Section 5.04. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or new certificates to be issued in place of a certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

            Section 5.05. Transfer of Stock. Upon surrender to the Company or any transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Company, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

            Section 5.06. Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books of the Company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders as provided in Section 2.13 hereof or the date for payment of any dividend as provided in Section 6.02 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall he entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. If the Board of Directors fails to fix such a record date the record date shall be the twentieth (20th) day preceding the date of payment or allotment.

            Section 5.07. Registered Shareholders. The Company shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

            Section 5.08. Stock Options and Agreements. In addition to any stock options, plans, or agreements into which the Company may enter, any shareholder of this Company may enter into an agreement giving to any other shareholder or shareholders or any third party an option to purchase any of his stock in the Company, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement shall be filed with the Company and reference thereto placed upon the certificates representing said shares of stock.

                              ARTICLE VI: DIVIDENDS

            Section 6.01. Source. Dividends upon the capital stock of the Company may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

            Section 6.02. Closing of Books; Record Date. The Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Company after the record date. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the twentieth (20th) day preceding the date of such payment.

            Section 6.03. Reserves. Before payment of any dividend, there may be set aside out of the funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

            Section 6.04. Determining Fair Market Value. The Board of Directors in computing the fair market value of the assets of the Company to determine whether the Company may pay a dividend or purchase its shares shall not include unrealized appreciation of assets, except that readily marketable securities of other issuers may be valued at not more than market value.

                               ARTICLE VII: CHECKS

            Section 7.01. Checks. All checks or demands for money or notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                          ARTICLE VIII: CORPORATE SEAL

            Section 8.01. Corporate Seal. The Company shall have no corporate seal.

                             ARTICLE IX: FISCAL YEAR

            Section 9.01. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

                              ARTICLE X: AMENDMENTS

            Section 10.01. Amendments. These Bylaws may be altered or repealed at any regular meeting of the shareholders or any special meeting of the shareholders if notice of such alteration or repeal shall be contained in the notice of such special meeting. These Bylaws may be altered or amended by action of the Board of Directors at any regular or special meeting, provided that such alterations and/or amendments shall be subject to the power of the holders of a majority of the outstanding stock to change or repeal such Bylaws, and, provided further, that the Board of Directors shall not make, alter, or repeal any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing Directors or filling vacancies on the Board of Directors, or fixing the number of Directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend a Bylaw to increase the number of Directors.

                          ARTICLE XI: BOOKS AND RECORDS

            Section 11.01. Books and Records. The Board of Directors of the Company shall cause to be kept:

            (a) a share register not more than one year old, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the certificates therefor were issued;

            (b)   records of all proceedings of shareholders and Directors; and

            (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

            Section 11.02. Documents Kept at Principal Executive or Registered Office. The Board of Directors shall cause to be kept at the principal executive or registered office of the Company originals or copies of:

            (a) records of all proceedings of shareholders and Directors for the past three (3) years;

            (b)   Articles and Bylaws of the Company and all amendments thereto;

            (c) reports made to any or all shareholders within the immediately preceding three (3) years;

            (d) a statement of the names and usual business addresses of the Directors and principal officers of the Company;

            (e)   voting trust agreements;

            (f)   shareholder control agreements;

            (g)   financial statements as described in Section 11.03 hereof.

            Section 11.03. Financial Statements.

            Section 11.03-a. Required Financial Statements. The financial statements required to be kept by the Board of Directors at the principal executive or registered office of the Company pursuant to Section 11.02(g) hereof are as follows:

            (1) Annual Financial Statements. The Company shall keep annual financial statements for the Company, including at least a balance sheet as of the end of, and a statement of income for, each fiscal year.

            (2) Interim Financial Statements. The Company shall keep financial statements for the most recent interim period prepared in the course of the operations of the Company for distribution to the shareholders or to a governmental agency as a matter of public record.

            Section 11.03-b. Preparation of Annual Financial Statements. The annual financial statements required by Section 11.03-a(l) hereof shall be prepared on the basis of accounting methods reasonable in the circumstances and may be consolidated statements of the Company and one or more of its subsidiaries. In the case of statements audited by a public accountant, each copy shall be accompanied by a report setting forth the opinion of the accountant on the statements. In other cases, each copy shall be accompanied by a statement of the Chief Financial Officer of the Company stating the reasonable belief of such person that the financial statements were prepared in accordance with accounting methods reasonable in the circumstances, describing the basis of presentation, and describing any respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

            Section 11.04. Computerized Records. The records maintained by the Company, including its share register, financial records, and minute books, may utilize any information storage technique, including, for example, punched holes, printed or magnetized spots or micro-images, even though that makes them illegible visually, if the records can be converted, by machine and within a reasonable time, into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by persons in the normal course of business. The Company shall convert any such records to legible form upon the request of a person entitled to inspect them under Section 12.01 hereof, and the expense of the conversion shall be borne by the person who bears the expense of copying pursuant to Section 12.01.

                        ARTICLE XII: INSPECTION OF BOOKS

            Section 12.01. Examination and Copying by Shareholders. Every shareholder of the Company and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, and at the place or places where usually kept, the share register and all documents identified in Section 11.02 hereof. Other documents may be examined and copied (at the expense of the examining party) only upon the showing of a proper purpose. The expense of copying all documents identified in
Section 11.02 hereof shall be borne by the Company. The Company shall bear the expense of copying the share register only if the shareholder shows a proper purpose.

            Section 12.02. Information to Shareholders. Upon the written request by a shareholder of the Company, the Board of Directors shall furnish to him the most recent annual financial statement of the Company pursuant to Section 11.03-a(l) hereof.

                        ARTICLE XIII: LOANS AND ADVANCES

            Section 13.01. Loans, Guarantees, and Suretyship. The Company may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the Directors present at a lawfully convened meeting and such action (a) is in the usual and regular course of business of the Company, (b) is with, or for the benefit of, a related corporation or organization in which the Company has a financial interest, an organization with which the Company has a business relationship, or an organization to which the Company has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the Company or a subsidiary, including an officer or employee who is a Director of the Company or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Company, or (d) has been approved by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of the Company. The loan, guarantee, or other assistance may be with or without interest and may be unsecured or may be secured in any manner that a majority of the Board of Directors approves, including, without limitation, a pledge of or other security interest in shares of the Company.

            Section 13.02. Advances to Officers, Directors, and Employees. The Company may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

                          ARTICLE XIV: INDEMNIFICATION

            Section 14.01. Indemnification. The Company shall indemnify any person made or threatened to be made a party to a proceeding by reason of such person's being or having been a director, officer, member of a committee, employee, or agent of the Company against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding. The indemnification provided hereby and the eligibility of any person therefor shall be subject to the applicable provisions of the Minnesota Business Corporation Act, as in effect from time to time.

                        ARTICLE XV: DEFINITIONS AND USAGE

            Section 15.01. Singular, Plural; Masculine, Feminine, and Neuter. Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Secretary of this Company, does hereby certify that the foregoing Bylaws constituting pages numbered one through seventeen were duly adopted as the amended and restated Bylaws of this Company in accordance with law.



                                       -----------------------------------------
                                                       Secretary

Dated:  February 17, 1999